UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of Earliest Event Reported): May 11, 2012

FIRST CAPITAL BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-33543	11-3782033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4222 Cox Road Glen Allen, VA		23060
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 273-1160

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

In connection with the closing of the common stock rights offering of First Capital Bancorp, Inc. (the “Company”) on May 11, 2012, the Company entered into a Standstill Agreement with Kenneth R. Lehman, a private investor from Arlington, Virginia (the “Standby Purchaser”). The Standstill Agreement provides that the Standby Purchaser may not vote more than 45% of the Company’s outstanding shares should he ever acquire an ownership percentage greater than such percentage.

The foregoing description of the terms of Standstill Agreement does not purport to be complete and is qualified in its entirety by reference to such document, which is filed herewith as Exhibit 10.1.

At the same time, the Company entered into a Registration Rights Agreement with the Standby Purchaser. Under the terms of the Registration Rights Agreement, the Company has agreed to register for resale under the Securities Act of 1933, as amended, any shares acquired by the Standby Purchaser in the rights offering mentioned above, as required or requested by the Standby Purchaser, subject to, and in accordance with the terms of such agreement.

The foregoing description of the terms of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to such document, which is filed herewith as Exhibit 10.2.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Standstill Agreement

10.2	Registration Rights Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST CAPITAL BANCORP, INC.

May 15, 2012	By:	/s/ John M. Presley
John M. Presley
Chief Executive Officer and Managing Director